UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2013

Equal Energy Ltd.

(Exact name of registrant as specified in its charter)

Alberta, Canada

(State or other jurisdiction of incorporation)

001-34759	98-0533758
(Commission File Number)	(IRS Employer Identification No.)

2600, 500 - 4th Avenue S.W.

Calgary, Alberta Canada T2P 2V6

(Address of principal executive offices and zip code)

(403) 263-0262
(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On March 19, 2013, Equal Energy Ltd. (the "Company") entered into a settlement agreement (the "Settlement Agreement") with Nawar Alsaadi ("Mr. Alsaadi") and Adam Arthur Goldstein ("Mr. Goldstein" and together with Mr. Alsaadi, the "Defendants"). The Company entered into the Settlement Agreement for the purpose of resolving the pending lawsuit in the United States District Court for the Southern District of New York alleging that the Defendants violated Section 13(d) of the Securities Exchange Act of 1934, including through Schedule 13D filings made on December 14, 2012 and February 1, 2013.

Under the terms of the Settlement Agreement, the Defendants, without admitting or conceding liability or wrongdoing, agree to abstain from voting any shares of common stock of the Company (the "Common Stock") beneficially owned by such Defendants at the Company's 2013 annual meeting of shareholders, except that they may vote at their discretion for each of the Company's nominees for election to the Company's board of directors (the "Board") and in favor of proposals supported by the Board. In addition, the Settlement Agreement requires the Defendants to remove certain publications concerning the management of the Company and refrain from publishing or republishing other similar material during the Standstill Period (as defined below). Pursuant to the Settlement Agreement, the pending lawsuit will be withdrawn by the Company, and the Company and Defendants will exchange mutual releases.

Further, the Defendants have agreed to observe certain standstill provisions during the period commencing on the date of the Settlement Agreement and ending on the 15-month anniversary of the date of the Settlement Agreement (the "Standstill Period"). During the Standstill Period and subject to certain exceptions, the Defendants are restricted from, among other things, effecting or seeking to effect any significant corporate transactions with respect to the Company, forming, joining or participating in a partnership or group with respect to any securities of the Company, making or engaging in any proxy or consent solicitations, making or being the proponent of any stockholder proposal, seeking to call a meeting of stockholders, seeking representation on the Board or the removal of any member of the Board, communicating with the Company in a manner reasonably expected to require public disclosure of such communication and selling any shares of Common Stock other than on a recognized exchange on which the Company's Common Stock is listed or selling voting rights decoupled from the underlying Common Stock. In addition, the Defendants are restricted from taking any action that constitutes advising, controlling, changing or influencing the Board or the management or policies of the Company, any material change in the capitalization or dividend policy of the Company or seeking to amend the Company's Articles of Incorporation or Bylaws.

The foregoing summary of the Settlement Agreement is qualified in its entirety by reference to the full text of the Settlement Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01. Other Events

On March 19, 2013, the Company announced its settlement with the Defendants by press release. A copy of the press release is attached as Exhibit 99.1.

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Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Settlement Agreement, dated March 19, 2013, by and among Equal Energy, Ltd.,
Nawar Alsaadi and Adam Arthur Goldstein.
99.1	Press Release, dated March 19, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 19, 2013

Equal Energy Ltd.

/s/ Dell Chapman
Name:	Dell Chapman
Title:	Sr. VP Finance

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